SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2006

 WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois   1-604   36-1924025
(State or other  (Commission File  (IRS Employer
jurisdiction of  Number)   Identification
incorporation)      Number)

200 Wilmot Road, Deerfield, Illinois    60015
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (847) 940-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At a meeting held on July 12, 2006, the Board of Directors (the "Board") of Walgreen Co. approved changes to its nonemployee director compensation recommended by the Board's Nominating and Governance Committee. These changes, to be effective September 1, 2006, are as follows:

•	Increase annual retainer to $70,000;
•	Increase additional retainer for Audit Committee chair to $20,000 (additional retainer for other committee chairs remains at $10,000);
•	Discontinue all meeting fees; and
•	Increase dollar value of annual stock grant under the Nonemployee Director Stock Plan to $100,000, beginning with the grant on November 1, 2006.

A summary of Walgreen Co. Director Compensation is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number   Description

Exhibit 10.1                                  Summary of Walgreen Co. Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: July 13, 2006	By:	/s/ Jeffrey A. Rein
Chief Executive Officer and President (Principal Executive Officer)